Exhibit 99.1

NEW FORTRESS ENERGY ANNOUNCES PRICING OF $1,000 MILLION OF SENIOR SECURED NOTES

NEW YORK--(BUSINESS WIRE)--August 19, 2020--New  Fortress Energy Inc. (NASDAQ: NFE) (the “Company”) announced today the pricing of its previously announced private offering of $1,000 million (upsized from $800 million) aggregate principal amount of senior secured notes due 2025 (the “Notes”). The Notes will bear interest at 6.750% per annum and will be issued at an issue price equal to 100% of principal, plus accrued interest, if any, from September 2, 2020. The Company intends to use the net proceeds from the offering, together with cash on hand, to repay in full the amounts outstanding under its credit agreement and to redeem in full the senior secured bonds and senior unsecured bonds issued by its subsidiary, NFE South Power Holdings Limited, terminating the credit agreement and the documentation governing such bonds, in each case including related premiums, costs and expenses.  The closing of the offering is subject to certain limited conditions.

The Notes and the guarantees thereof were offered in the United States to qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. The Notes and the guarantees thereof will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About New Fortress Energy Inc.

New Fortress Energy (NASDAQ: NFE) is a global energy infrastructure company founded to help accelerate the world’s transition to clean energy. The company funds, builds and operates natural gas infrastructure and logistics to rapidly deliver fully integrated, turnkey energy solutions that enable economic growth, enhance environmental stewardship and transform local industries and communities.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements regarding the consummation of the offering or the Company’s anticipated use of the net proceeds from the offering. All statements contained in this press release other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors.

All forward-looking statements speak only as of the date on which it is made. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in our annual, quarterly and other reports we file with the SEC. We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

IR:
Alan Andreini
(212) 798-6128
aandreini@fortress.com

Joshua Kane
(516) 268-7455
jkane@newfortressenergy.com

Media:
Jake Suski
(516) 268-7403
press@newfortressenergy.com
Source: New Fortress Energy Inc.